Exhibit 99.2

TRANSCRIPT

RESOLVE INVESTOR PRESENTATION VIDEO
12.16.21.1

Urmee Khan:

Rezolve is new mobile technology which is fundamentally changing the way that consumers and retailers are interacting with each other.

We do this through what we call triggers. Rezolve triggers work by waking up your phone to interact with engagements. You can now scan a physical advert or poster for instant purchase of goods or services.

Another example is embedding audio on a radio or TV advert which can trigger your phone for instant interaction. This are just two of many triggers that a merchant can now enable.

Location-based engagements are also very popular, using beacons or geozones to trigger personalized offers and events. Rezolve empowers merchants to restore that historic link between the buyer and the seller.

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Steven Herbert:

We at Armada Acquisition Corp are very excited to introduce you all today to Rezolve, a UK based company that, among other things, has created what we believe is transformational mobile engagement technology for the marketplace. This technology, among other things, reduces friction with consumers in the mobile purchasing process.

When we went public with Armada and spoke with our investors, there were several very important investment criteria that we put forth. A few of them are as follows:

First, we wanted a company that was at an inflection point.

Secondly, a company that had significant opportunity for organic growth, which we believe Rezolve indeed has.

Thirdly, an organization that could produce a significant portion of their revenue in recurring revenue or Saas, high margin-type revenue.

And then finally, a company with a very strong public ready management team, which also we believe Rezolve has.

With that, I'll turn it over to my colleague, Doug Lurio, who will take you through a transaction overview.

Douglas Lurio:

Thanks, Steve. If we turn our attention to the transaction highlights slide, you'll see that we're valuing Rezolve at a 1.85 Billion enterprise value. This represents an 8.4 times expected revenues of Rezolve for 2022 or a 3.8 multiple of expected revenues of Rezolve for 2023.

As you'll see later in the presentation, these multiples represent a significant discount from the comparable companies. If we look at the bottom left hand portion of the slide, this shows the pro forma share ownership of the Rezolve Armada merger.

And we think it's important for you to note that all of the equity interests of the current Rezolve shareholders will be rolled over into the post-transaction entity. That is to say that no shareholders of Rezolve will as shareholders be receiving any cash.

Right now, I could turn it turn the presentation over to Dan Wagner, the Chief Executive Officer of Rezolve.

Dan Wagner:

Rezolve is a mobile commerce and engagement platform built from the ground up to serve the needs of the mobile device.

I don't believe that there has been an m-commerce platform in the market to serve retailers and brands. M-commerce today is just e-commerce packaged to fit a small screen. So what Rezolve has done is it built a ground up platform designed specifically for the mobile phone, and you need to think about us in terms of Shopify or m-commerce, but designed specifically for the mobile device.

We solve multiple consumer engagement challenges for merchants, brands and manufacturers, and we have industry agreements with leading partners who have global reach and give us access to over 20 million merchants and over a billion consumers. And we have many more partners in the pipeline that can give us reach to even greater numbers of users and merchants.

We've been very capital efficient in the lead up into our listing, and we expect to be capital efficient going forward. But we've had very successful pilots and I know our first full year of trading, which ends 2021, we will achieve $82 million in revenue and we expect that in 2022 we're going to generate $219 million in revenue.

Rezolve is a new kind of platform and designed, as I said before, from the ground up to achieve these objectives. It's made up really of two pieces of code, a little bit of code that sits on the mobile phone that can be added to any app.

So, for example, it can be added to any retailer's app or any food and beverage app or any sports brands app. And what that little bit of code does is it allows the phone to wake up to what we call ‘triggers’.

Triggers are things like geolocation zones or images or audio or Bluetooth transmitters, or even URL links that the user can tap on. And what those triggers do on the phone, what our technology does is it consolidates those triggers and allows the merchant via a dashboard to create transactions on the back of them.

So for example, if I'm seeing an ad in the street, I can pick my phone up and wave my phone over the ad and instantly transact with that advertiser. Or another example might be that I'm in a bar or restaurant, and I get a notification on my phone saying there are tickets available for the local show, which is only 100 yards away, and the performance starts in half an hour.

That kind of immediacy and convenience around proximity is something that isn't easily offered today, and we provide a platform that deals with all of that. So we solve many, many challenges for merchants, brands, manufacturers and so on with these triggers and the ultimate transactions that sit behind them.

Our revenue model is based around activation of these triggers, which is the enabling of those triggers to become Rezolve enabled. So for example, making a press ad or a TV commercial or a radio ad or a geolocation zone active and ready.

There's a nominal fee that we charge the merchant. And then after a consumer interacts with one of those triggers, we take a fee. Typically, that's 1% of transaction value, or $0.40 for a CRM engagement, like our requesting a brochure or booking an appointment.

And those revenues that we generate from merchants, we then share with our distribution partners, because we don't want to go and knock on the doors of every merchant on the planet, and we don't want to try to get our technology into every consumer's phone.

So by partnering with both consumer partners who bring us consumers and merchant partners that bring us merchant, we can get to those consumers and merchants much faster. And that's been born out by the fabulous growth we've seen in the first full year of trading, generating $82 million in revenue.

Rezolve provides value to merchants, because over the last decade or so, merchants have been intermediated by third parties who provide a better user engagement with their customers. I'll give you two examples:

For years and years, I lived in Manhattan and I would order from my local delicatessen. When I placed my order with them by picking up the phone to them, they would deliver pretty quickly and I’d have a nice lunch. Today, I order from the same deli, but this time I use Uber Eats or DoorDash or some third party application, and that application simply takes revenue from the delicatessen.

So the delicatessen loses out, because it's still serving me the sandwich. I'm still the same customer, but this intermediary is coming in between us, and that intermediary is doing one thing, providing a better, more convenient service to the customer.

So what Rezolve does it solves that problem providing tech to the delicatessen, for example, in this case, to allow them to engage directly with their customers. And that's just one of the many examples where Rezolve provides a solution to a problem that exists today, Rezolve’s business model, drives adoption and scale.

We have a winner-takes-all strategy, because they can be only one type of technology like this that permeates across everybody's applications. So for example, if I'm flipping through a magazine and I see an ad, I don't want to have to determine which technology will engage with that ad.

Rezolve is the ‘intel inside‘ of mobile engagement by creating a standard. And all great standards in technology have created long lasting franchises: Wintel partnership powered the PC industry, VHS powered the home recording industry, and we believe that Rezolve is needed to power the transition from these intermediary activities in the market to a sustainable long term future for physical retail, physical hospitality so that the future in the high street really does exist.

Rezolve has that vision and already has scale and traction through our partners and through our consumer engagement. We have a path to mass consumer adoption, with over a billion consumers potentially able to use our technology right now. And over time we think that will grow significantly, and we have an innovative go-to-market model by partnering with giants who can give us immediate access to a large audience of merchants and consumers, and that we drive our business to scale.

We are forecasting that we will have active over 17 million active users by the end of 2024, and as of today, we're expecting to go live in 2022 on over 100 million users phones in India alone. So, we think that these forecasts are reasonably conservative. In terms of merchant penetration, we think that we will have a million merchants using our platform by the end of 2024. And as of today, we have nearly 150,000 merchants and we've only just started getting going.

Rezolve has a huge addressable market over 478 billion estimated addressable market through our Geozones through our Instant Act, which is the CRM, booking appointments, requesting a brochure and so on, and Instant Buy, which is the transactions.

We've been through a journey over the last five and a half years, working with major partners, doing pilots and testing our technology out in multiple different use cases, and that's why when we started to go to market in earnest at the end of 2020, we saw immediate fast take up by merchants and consumers.

Rezolve delivers instant salesware. As I've said before, it is a comprehensive tech stack, a comprehensive commerce and engagement tech stack that allows merchants very easily to create engagements with consumers via their mobile phone.

Rezolve solves many consumer engagement challenges for retail brands, media, even banks and telcos. In retail, we've seen the high street suffering. And that's really as a result of retailers being unable to drive traffic into their physical locations unless you happen to be walking by.

Rezolve solves that problem through beacons, Geozones and image and audio watermarks by being able to engage with consumers when they are 100 or 200 yards away. And that allows the retailer to bring people into their store, offering them promotions and, among other things.

Daily household products, many of these brands don't have the ability to know who their customers are. They know they sell a lot of products through the major retail grocery chains or the major department stores, but they don't know who ends up buying their product.

Using Rezolve, they can encourage consumers to interact with the packaging. When you're sitting at your breakfast table, you can interact with your cornflakes, and by doing so, the cornflake manufacturer will learn about you, will be able to offer you incentives, will be able to encourage you to purchase them again.

Media companies have been challenged, particularly in traditional media, where broadcast TV and advertising doesn't provide the digital data that you get when you're transmitting advertising through digital platforms. Rezolve solves that problem by making all analogue and broadcast TV and radio interactive.

And finally, telcos and banks who have their own objectives to try to drive adoption of their platforms to maintain their position in the market can use Rezolve to help connect consumers with merchants, can provide on carrier billing in the case of telcos, and many other strategic objectives in addition to generating revenue alongside Rezolve.

Rezolve goes to market on the back of our partners. We believe that the best way to reach the consumer and the best way to reach merchants is via the companies that already have relationships with those consumers and merchants.

So, for example, in China, we're partnered with China UnionPay. They are the state owned enterprise that runs payments across the whole of China. They are introducing Rezolve to the merchant base in the physical high street. And as of today, we have over 148,000 merchants. Every week, we're adding new merchants to our platform through their introductions and their sales organization.

In India, we have partnered with MobiKwik, a large mobile payment wallet similar to PayPal in the United States, and they are updating their app in 2022 to include Rezolve technology. Suddenly, over a 100 million Indian consumers will have Rezolve technology on their app without even knowing that it has been added. And when they next engage with the merchant or they next walk into a Geozone, they'll get notifications and be able to transact as part of their experience with MobiKwik.

This is how we reach the market through these partnerships, and as I mentioned before, we have already secured over 20 million merchants as our market opportunity through these partners and over a billion consumers. And we're in negotiations with many other partners that we expect to sign over the coming years that will broaden that reach and opportunity significantly.

Rezolve is managed and operated by a team of highly qualified, deeply experienced executives. Many of these have been with me for over ten or 20 years, working with me in previous companies to build success in those markets before joining me at Rezolve.

We believe we have multiple avenues to sustain growth and momentum in our business. Aside from the forecast that we already have in market that show tremendous growth and potential, we believe there are new ways that we can drive revenue.

For example, we can into new markets, and we are planning to enter new markets in Latin America, North America and other markets in Europe. But in addition to that, we can do all sorts of things. For example, introducing a crypto wallet conversion in app that allows a consumer to pay at till and use their bitcoin, but we do the conversion in real time. Those could provide significant revenue potential opportunities for us. Not that they're there today, but they certainly have the potential to be exposed in the future.

Marcel Reichart

Thanks, Dan. Let me represent you in this section highlights of the financial model and valuation benchmarking of Rezolve.

First key factors is the revenue dynamic on the left chart of this slide: top line revenue is projected to grow from 82 million in ‘21 to 1.05 billion in ‘24.

This represents a 133% CAGR. Revenue drivers are newly acquired merchants and their monetization via Saas and transaction fees. We have confidence in this growth projection. A large part of the 219 million revenue in ‘22 derives from existing business agreements and the further growth execution, such as with China UnionPay.

China is a core growth engine with significant visibility to grow to a projected 533 million by ‘24, then half of revenue. Taiwan and Germany represent the remainder in ’21. Market entries in India, Asia, Western Europe and Americas will diversify the revenue base from China.

Further key factors are the operational leverage and revenue quality in the middle and right chart. Scale-up Ebitda loss peaks with projected 172 million in ’22, to turn to 102 million projected Ebitda by ‘24, a 10% net margin.

The merchant based business model and further scaling reduces opex requirements. Also, ARPU per merchant is planned to double to $984 by ‘24, with 90% projected retention rates.

This short market development and scale-up loss phase and a fast turn to profit underpins Rezolve’s capital efficient financial model. And it provides comfort for a public listing with its expected timings and proceeds.

This slide shows two core scale-up KPIs: the number of users and of merchants. Both are projected with steady growth per quarter over ‘22, an acceleration 23/24 to 17 million and 1 million, respectively. Also beyond ‘24 and 1 billion revenue, Rezolve maintains substantial growth reserves, with penetration rates of 7 and 6% of scoped user and merchant populations.

This slide gives further insight into revenue mix and Opex plan:

Geozone-Saas revenue is the near-term main revenue stream. It grows from 60 million to 575 million in ‘24 to then represent 55%. Transaction revenue with higher gross margin is scaling to 239 million by ‘24 or 23%. The remainder is affiliate and other revenue, including e-tailing and media advertising. Revenue diversification in transactional revenue and outside China will expand gross margins from 35 to 53% in ‘24.

As for Opex, merchant acquisition and retention marketing with gross up to 44% of Opex by ’24, and R&D expenses will grow to then 12%. We also prudently plan 44% of Opex by ’24 to build out the corporate organization so that the company can suitably scale and operate internationally. Yet, Opex of revenue margin is projected to decrease from 67 to 43% by ‘24.

Following this overview, let me turn in this slide to the selected comparable universe and valuation benchmarking. This is a joint effort with Armada and our banking partners.

We believe that Rezolve as a company sits in the centre of high growth payments, e-commerce enablement and marketing technology. Consequently, we see Rezolve peer with market leaders such as Adyen, Square, Shopify, HubSpot or Sprout Social.

Rezolve shares several key qualities with these companies and markets, such as large TAM with numerous industry tailwinds, mix of Saas and transaction based revenue, high growth and visible business model.

In this slide, we applied a benchmarking framework to the transaction valuation of $1.85 billion. We use here forward looking revenue and revenue growth multiples.

The transaction valuation of results implies a 8.4x ‘22 and 3.8x ‘23 revenue multiple. This represents a discount to the median of the peer group for both years.

And there are three main reasons for this valuation proposition:

First, Rezolve is an emerging category leader, and we see multiple advantages as a public company at this stage. Second, the current capital market environment requires attractive entry points. And third, investors should be from day one part of the Rezolve equity success story and see return early on and for long.

With this, let me hand back to Dan.

Dan Wagner

Over the next three to four years, the revenue will start to diversify. At the moment, it's a lot of our revenue is coming from Geozones, because that's a very important driver for physical locations and driving traffic into physical stores, which may have been impacted significantly for physical retailers as a result of COVID. Over time, we'll see more transaction revenue forming part of that mix. And in addition, we will see increased operating leverage as the business scales.

When you look at the valuation benchmarking for Rezolve, as of today, we sit in the middle of ad tech, e-commerce and payments and against those peers in that market, we are significantly undervalued or discounted. And our view is that given that we're just launching as a public company, this is an important way to provide investors who are coming into this listing with tremendous upside over the next couple of years as the business grows and scales, and that's in everybody's interest.

So in summary, Rezolve solves numerous pain points in a large global market. We have proprietary technology, which is a significant barrier to entry. We have high quality launch partners who can bring us consumers and merchants quickly over the coming years, and we expect to sign many more.

We have an experienced and visionary management team and we have a large revenue and growth potential with forecast to over a billion in revenue in 2024, representing material year on year growth. Thank you very much.

Important Information About the Proposed Transaction and Where to Find It

This communication relates to a proposed business combination transaction among Armada Acquisition Corp. I. (“Armada”), Rezolve, Rezolve Group Limited, a Cayman Islands exempted company (“Newco”), and Cayman Merger Sub, Inc. A full description of the terms of the transaction will be provided in a registration statement on Form F-4 that Armada intends to file with the SEC that will include a prospectus of Newco with respect to the securities to be issued in connection with the proposed business combination and a proxy statement of Armada with respect to the solicitation proxies for the special meeting of stockholders of Armada to vote on the proposed business combination. Armada urges its investors, stockholders and other interested persons to read, when available, the preliminary proxy statement/ prospectus as well as other documents filed with the SEC because these documents will contain important information about Armada, Rezolve, Newco and the transaction. After the registration statement is declared effective, the definitive proxy statement/prospectus to be included in the registration statement will be mailed to shareholders of Armada as of a record date to be established for voting on the proposed business combination. Once available, shareholders will also be able to obtain a copy of the Registration Statement on Form F-4, including the proxy statement/prospectus included therein, and other documents filed with the SEC without charge, by directing a request to: Armada Acquisition Corp. I, 2005 Market Street, Suite 3120, Philadelphia, PA 19103 USA; (215) 543-6886. The preliminary and definitive proxy statement/prospectus to be included in the registration statement, once available, can also be obtained, without charge, at the SEC’s website (www.sec.gov). This communication does not contain all the information that should be considered concerning the proposed business combination and is not intended to form the basis of any investment decision or any other decision in respect of the business combination.  Before making any voting or investment decision, investors and security holders are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed business combination as they become available because they will contain important information about the proposed transaction.

Forward-Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. We caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, which are subject to a number of risks. Forward-looking statements in this press release include, but are not limited to, statements regarding the proposed business combination, including the timing and structure of the transaction, the listing of the Combined Company’s shares, including the timing thereof, the amount and use of the proceeds of the transaction, our future growth and innovations, the initial pro forma market capitalization of the combined company, the pro forma amount of funds available in the trust account, our assumptions regarding stockholder redemptions, and the benefits of the transaction. These forward looking statements are subject to a number of risks and uncertainties, including, among others, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed business combination; (2) the outcome of any legal proceedings that may be instituted against Armada, Rezolve, Newco or others following the announcement of the proposed business combination and any definitive agreements with respect thereto; (3) the inability to complete the proposed business combination due to the failure to obtain approval of the stockholders of Armada, to receive regulatory approvals or to satisfy other conditions to closing; (4) the ability to meet stock exchange listing standards following the consummation of proposed business combination; (5) the risk that the proposed business combination disrupts current plans and operations of Armada or Rezolve as a result of the announcement and consummation of the proposed business combination; (6) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, and retain its management and key employees; (7) costs related to the proposed business combination; (8) changes in applicable laws or regulations and delays in obtaining, adverse conditions contained in, or the inability to obtain regulatory approvals required to complete the proposed business combination; (9) the possibility that Armada, Rezolve or the combined company may be adversely affected by other economic, business, and/or competitive factors; (10) the impact of COVID-19 on Rezolve’s business and/or the ability of the parties to complete the proposed business combination; (11) the ability of existing investors to redeem and the level of redemptions, the ability to complete the business combination due to the failure to obtain approval from Armada’s stockholders, , including those to be included under the header “Risk Factors” in the registration statement on Form F-4 to be filed by Newco with the SEC and those included under the header “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the final prospectus of Armada related to its initial public offering. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In addition, you are cautioned that past performance may not be indicative of future results. In light of the significant uncertainties in these forward-looking statements, you should not rely on these statements in making an investment decision or regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

No Offer or Solicitation

This communication is for informational purposes only and does not constitute an offer or for a solicitation of an offer to buy or sell securities, assets or the business described herein or a commitment to the Company or Rezolve, nor is it a solicitation of any vote, consent or approval in any jurisdiction pursuant to or in connection with the proposed business combination or otherwise, nor shall there be any offer, sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in Solicitation

Armada, Newco and Rezolve, and their respective directors and executive officers, may be deemed participants in the solicitation of proxies of Armada’s stockholders in respect of the proposed business combination. Information about the directors and executive officers of Armada is set forth in Armada’s final prospectus relating to its initial public offering, dated August 12, 2021, which was filed with the SEC on August 16, 2021 and is available free of charge at the SEC’s web site at www.sec.gov. Information about the directors and executive officers of Newco and Rezolve and more detailed information regarding the identity of all potential participants, and their direct and indirect interests by security holdings or otherwise, will be set forth in the definitive proxy statement/prospectus for the proposed business combination when available. Additional information regarding the identity of all potential participants in the solicitation of proxies to Armada’s stockholders in connection with the proposed business combination and other matters to be voted upon at the special meeting, and their direct and indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement/prospectus, when it becomes available.